Exhibit 99.2

JOINT FILERS

Reporting Owner Name/Address	Relationships
	Director	10% Owner	Officer	Other
Brookfield BPY Retail Holdings I LLC 250 Vesey Street New York, NY 10281	X	X		Director by deputization